Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

Advanced Emissions Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity (2)	Common stock, par value $0.001 per share	457(a) and 457(c)	11,058,387	$3.04 (3)	$33,617,496	0.0001476	$4,962
Fees Previously Paid	Equity (2)	Common stock, par value $0.001 per share	457(a) and 457(c)	10,709,755	$2.74 (4)	$29,344,729	0.0001476	$4,331
	Total Offering Amounts					$33,617,496		$4,962
	Total Fees Previously Paid							$4,331
	Total Fee Offsets							$—
	Net Fee Due							$631

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder, as a result of stock splits, stock dividends or other similar transactions.
(2)This registration statement registers 11,058,387 shares of common stock for resale by the selling stockholders. This registration statement was initially filed with the Securities and Exchange Commission (“SEC”) on January 4, 2024 as a Registration Statement on Form S-1 (File No. 333-276375) registering 10,709,755 shares of common stock (the “Initial Registration Statement”), at which time a filing fee based on a bona fide estimate of the maximum offering price, computed in accordance with Rule 457 under the Securities Act, was paid as described in note 4 below.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (“Securities Act”), based on the average of the high and low prices of a share of common stock on The Nasdaq Global Market on January 23, 2024, which was $3.04.
(4)Estimated in connection with the filing of the Initial Registration Statement solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of a share of common stock on The Nasdaq Global Market on January 3, 2024, which was $2.74.